Exhibit 10.46

BETWEEN:

iSpecimen Inc., a Delaware corporation, with its principal place of business at 8 Cabot Road, Woburn MA 01801 (the “Purchaser”)

AND:

Sales Stack Solutions Corp., a British Columbia Company, with a registered address at 25th Floor – 700 West Georgia Street, Vancouver B.C. V7Y 1K8 (the “Vendor”)

WHEREAS:

1.	The Purchaser has recently experienced technological challenges associated with the maintenance and use of its existing proprietary marketplace technology platform (the “Marketplace”).

2.	The Purchaser intends to purchase and the Vendor seeks to sell a technology software known as “SalesStack” which shall be built, integrated, customized and maintained by the Vendor for the purpose of improving and addressing issues within the Marketplace.

NOW THEREFORE the Parties Agree to the following terms:

1.	Scope of Work

The Vendor’s obligations shall include the following:

a)	Build and Install: Build and install SalesStack and perform technical integration into the Purchaser’s Marketplace.

b)	Integration: Fully integrate SalesStack into all operational areas of the Marketplace, ensuring end-to-end functional compatibility.

c)	Customization: Customize SalesStack to address and accommodate the Purchaser’s specified functional, operational, and business requirements.

d)	Support and Maintenance: Provide ongoing support, troubleshooting, and maintenance services for SalesStack and the Marketplace for a period of one (1) month following the completion of the Customization phase.

2.	Payment Terms

The Purchaser shall pay the Vendor a total amount of Two Million Four Hundred Thousand U.S. Dollars (USD $2,400,000.00) according to the following milestone schedule:

Milestone	Description	Payment Amount (USD)
Milestone 1	Completion of the building and installation of SalesStack into the Marketplace.	$1,000,000.00
Milestone 2	Completion of the full integration of SalesStack into all operational areas of the Marketplace.	$700,000.00
Milestone 3	Completion of Customization of SalesStack for the Purchaser’s needs, and the completion of one (1) month of support and maintenance services.	$700,000.00

All payments shall be due within fifteen (15) calendar days of Purchaser’s written confirmation of the achievement of each applicable milestone.

3.	Ownership and Intellectual Property

a)	Upon final payment of all amounts owed under this Term Sheet and the definitive agreement, all right, title, and interest in SalesStack, including any enhancements, customizations, and derivatives created for the Purchaser, shall vest in and be owned exclusively by the Purchaser.

b)	Vendor shall retain no rights to SalesStack except as otherwise expressly agreed upon in the definitive agreement.

4.	Definitive Agreement

The parties agree to work in good faith to negotiate and execute a mutually acceptable definitive Software Purchase and Services Agreement incorporating the terms set forth herein and containing such additional terms, warranties, indemnities, representations, and covenants as are customary for transactions of this type.

5.	Governing Law

This Term Sheet, and any definitive agreement entered into by the parties, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws principles.

6.	Non-Binding Nature

Except for Sections 3 (Ownership and Intellectual Property), 5 (Governing Law), and 6 (Non- Binding Nature), this Term Sheet is intended as a statement of mutual intentions and does not constitute a binding obligation on either party. Binding obligations will arise only upon the execution and delivery of the definitive agreement.

7.	Miscellaneous

a)	Costs: Each party shall bear its own costs and expenses in connection with the negotiation and execution of this Term Sheet and any definitive agreement.

b)	Confidentiality: The existence and terms of this Term Sheet shall remain confidential except as required by applicable law.

8.	Execution

Executed as of April 30th, 2025

Purchaser		Vendor

iSpecimen Inc.		Sales Stack Solutions Corp.

By:	/s/ Robert Lim	By:	/s/ Jacob Shao
Name:	Robert Lim	Name:	Jacob Shao
Title:	CEO	Title:	CTO

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